UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 30, 2024

EDIBLE GARDEN AG INCORPORATED
(Exact name of registrant as specified in its charter)

Delaware	001-41371	85-0558704
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

283 County Road 519, Belvidere, New Jersey	07823
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (908) 750-3953

___________________________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	EDBL	The Nasdaq Stock Market LLC
Warrants to purchase Common Stock	EDBLW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Public Offering

On September 30, 2024, Edible Garden AG Incorporated (the “Company”) closed a previously reported best-efforts public offering (the “Offering”) of (i) 4,240,650 common units, each consisting of one share of common stock, par value $0.0001 per share (“common stock”), one Class A warrant (“Class A Warrant”) to purchase one share of common stock and one Class B warrant (“Class B Warrant,” together with the Class A Warrants, the “Warrants”) to purchase one share of common stock at a purchase price of $0.36 per unit; and (ii) 11,460,000 pre-funded units, each consisting of one pre-funded warrant to purchase one share of common stock (“Pre-Funded Warrant”), one Class A Warrant and one Class B Warrant at a purchase price of $0.35 per unit.

The Warrants have an exercise price of $0.36 per share, are immediately exercisable, and, in the case of Class A Warrants, will expire on September 30, 2029, and in the case of Class B Warrants, will expire on March 30, 2026. The exercise price of the Class A and Class B Warrants is subject to adjustment for stock splits, reverse splits, and similar capital transactions as described in such Warrants. Subject to certain ownership limitations described in the Pre-Funded Warrants, the Pre-Funded Warrants are immediately exercisable and may be exercised at a nominal exercise price of $0.01 per share of common stock any time until all of the Pre-Funded Warrants are exercised in full.

In connection with the Offering, the Company entered into a warrant agency agreement (the “Warrant Agency Agreement”) with Equiniti Trust Company, LLC (“Equiniti”) as of September 30, 2024 pursuant to which Equiniti agreed to act as warrant agent with respect to the Class A Warrants, Class B Warrants and Pre-Funded Warrants.

Also on September 30, 2024, the Company issued to Maxim Group LLC (the “Placement Agent”) warrants to purchase up to 785,033 shares of common stock (the “Placement Agent Warrants”). The Placement Agent Warrants have an exercise price of $0.36 per share and substantially the same terms as the Class A Warrants, except the Placement Agent Warrants are not exercisable until March 26, 2025.

The shares of common stock, the Class A Warrants, Class B Warrants, the Pre-Funded Warrants and the Placement Agent Warrants described above and the underlying shares of common stock were offered pursuant to a Registration Statement on Form S-1, as amended (File No. 333-281957), which was declared effective by the Securities and Exchange Commission on September 27, 2024.

The foregoing summaries of the Class A Warrants, Class B Warrants, Pre-Funded Warrants, Warrant Agency Agreement and Placement Agent Warrants do not purport to be complete and are qualified in their entirety by the forms of such documents, which are filed as Exhibits 4.1, 4.2, 4.3, 4.4 and 4.5, respectively, to this Current Report on Form 8-K (the “Report”).

Acquisition of Edible Garden Corp.

On October 1, 2024, the Company acquired Edible Garden Corp. (“EGC”) from Unrivaled Brands, Inc., the Company’s former parent company, for the nominal price of $1.00. At the Company’s inception, it had acquired substantially all of the assets of EGC from Unrivaled Brands, Inc., except for the lease agreement between EGC and Whitetown Realty, LLC (the “Landlord”), made as of December 30, 2014 (the “Lease Agreement”), as amended by a lease extension agreement between EGC and the Landlord, dated September 10, 2019 (the “Lease Extension,” together with the Lease Agreement, the “Lease”), for a 5-acre greenhouse location in Belvidere, New Jersey. As a result, prior to October 1, 2024, the Company had operated the New Jersey property through an informal arrangement with EGC in which the Company effectively rented the property on a month-to-month basis with no set term. On October 1, 2024, upon the closing of its acquisition of EGC, the Company assumed the Lease and became subject to its terms. The Lease has a term that commenced on January 1, 2015 and ends on December 31, 2029. Under the terms of the Lease, the Company will pay the Landlord a monthly lease payment of approximately $22,000.

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The Lease includes customary covenants, terms, and conditions, along with two options that may be exercised at the discretion of the Company to extend the term of the Lease for additional periods of five years each by providing written notice at least nine months prior to expiration of the current term, provided that no default of the Lease has occurred. Under the Lease, if the Landlord desires to sell the New Jersey property and receives a bona fide written offer, the Company has the right to purchase the New Jersey property at the same price and terms contained in the bona fide written offer. In the event the Company terminates the Lease early, as further described in the Lease, the security deposit of $28,000 will be forfeited to the Landlord as liquidated damages. If the Company (i) fails to pay any lease payment, and such failure continues for five days following the due date, or (ii) breaches any other agreement, covenant or obligation included in the Lease and fails to cure the breach within fifteen days after notice from the Landlord, the Landlord may terminate the Lease upon five business days’ notice to the Company.

The foregoing descriptions of the Lease Agreement and Lease Extension do not purport to be complete and are qualified in their entirety by reference to the full text of the Lease Agreement and the Lease Extension, copies of which are filed as Exhibits 10.1 and 10.2, respectively, to this Report and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

To the extent required by Item 2.03 of Form 8-K, the information contained in Item 1.01 of this Report under the heading “Acquisition of Edible Garden Corp.” is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On September 30, 2024, the Company issued a press release announcing the closing of the Offering. A copy of the press release is furnished herewith as Exhibit 99.1.

Item 8.01 Other Events.

Upon the closing of the Offering and as of the date of this Report, the Company believes it has regained compliance with the stockholders’ equity requirement under The Nasdaq Stock Market LLC (“Nasdaq”) Listing Rule 5550(b)(1) (the “Stockholders’ Equity Rule”) due to the receipt of the net proceeds of the Offering, the issuance of the shares of the Company’s common stock upon the closing of the Offering, and the use of a portion of the proceeds of the Offering to repay approximately $3.2 million of short-term debt.

As the Company previously disclosed, on April 11, 2024, it received a letter from the Listing Qualifications Department of Nasdaq indicating that it did not comply with the Stockholders’ Equity Rule and did not meet the alternative compliance standards of market value of listed securities of $35 million or net income from continuing operations of $500,000 in the most recently completed fiscal year or in two of the last three most recently completed fiscal years. On June 17, 2024, the Company received a letter from the Listing Qualifications Department of Nasdaq indicating that Nasdaq granted it until October 8, 2024 to regain compliance with the Stockholders’ Equity Rule.

Nasdaq will continue to monitor the Company’s ongoing compliance with the Stockholders’ Equity Rule and, if at the time of filing its next periodic report, the Company does not evidence compliance with that rule, the common stock may be subject to delisting.

Forward-Looking Statements and Disclaimer

This report contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Words like “believe,” “may,” and “will,” or the negative thereof or other variations thereon or comparable terminology, are used to identify forward-looking statements, although not all forward-looking statements contain these words. Although the Company believes that it is basing its expectations and beliefs on reasonable assumptions within the bounds of what is currently known about its business and operations, there can be no assurance that actual results will not differ materially from what the Company expects or believes. Some of the factors that could cause the Company’s actual results to differ materially from its expectations or beliefs are disclosed in the “Risk Factors” section, as well as other sections, of its reports filed with the Securities and Exchange Commission, which include, without limitation, its ability to regain compliance with Nasdaq’s continued listing requirements and maintain the listing of its securities on Nasdaq. All forward-looking statements speak only as of the date on which they are made and the Company undertakes no duty to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
4.1	Form of Class A Warrant dated September 30, 2024.
4.2	Form of Class B Warrant dated September 30, 2024.
4.3	Form of Pre-Funded Warrant dated September 30, 2024.
4.4	Warrant Agency Agreement dated as of September 30, 2024 between the Company and Equiniti Trust Company, LLC.
4.5	Form of Placement Agent Warrant dated September 30, 2024.
10.1±	Lease Agreement, made as of December 30, 2014, by and between Edible Garden Corp. and Whitetown Realty, LLC.
10.2±	Lease Extension Agreement, dated September 10, 2019, by and between Edible Garden Corp. and Whitetown Realty, LLC.
99.1	Press Release dated September 30, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

±	Certain information has been omitted from this exhibit in reliance upon Item 601(a)(5) of Regulation S-K and will be furnished to the Securities and Exchange Commission upon request.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EDIBLE GARDEN AG INCORPORATED

Date: October 4, 2024	By:	/s/ James E. Kras
	Name:	James E. Kras
	Title:	President and Chief Executive Officer

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